                                                                  Exhibit (h)(1)


                  AMENDED AND RESTATED TRANSFER AGENT CONTRACT

      AMENDED AND RESTATED TRANSFER AGENT CONTRACT (this "Contract"), dated as of January 1, 2004 by and between WM Trust I, WM Trust II and WM Variable Trust (each a "Trust" and a "Company"), each a Massachusetts business trust, WM Strategic Asset Management Portfolios, LLC (the "LLC" and a "Company"), a Massachusetts limited liability company, WM Shareholder Services, Inc. ("WMSS"), a Washington corporation, and PFPC, Inc. a Massachusetts corporation ("PFPC").

                              W I T N E S S E T H
                              -------------------

      WHEREAS, each Company is an investment management company registered under the Investment Company Act of 1940 (the "1940 Act");

      WHEREAS, each Company is authorized to issue shares in separate series with each series listed on the signature page of the Contract representing a separate portfolio of securities and other assets (each a "Fund");

      WHEREAS, each Fund desires PFPC to perform the services set forth on Schedule A hereto, and PFPC is willing to perform such services;

      WHEREAS, each Fund desires WMSS to oversee the provision by PFPC of the services set forth in Schedule A hereto, and to perform the services set forth in Schedule A hereto (to the extent they are not provided by PFPC pursuant to Section 1 hereof), and WMSS is willing to oversee and perform such services;

      WHEREAS, WMSS and PFPC are parties to a certain Service Agreement dated as of June 17, 1998, as amended through January 1, 2003 (the "Services Agreement");

      NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, all the parties hereto agree as follows:

      1.    PFPC agrees to perform the services set forth in Schedule A hereto.

      2. WMSS agrees to oversee PFPC in its performance of the services set forth in Schedule A hereto, and to perform such services as set forth therein to the extent they are not performed by PFPC pursuant to Section 1 hereof.

      3. WMSS's monthly fees under this Contract will be calculated in accordance Schedule B hereto (together with any other expenses payable by the Funds to WMSS in accordance with Schedule D, the "WMSS Monthly Fees"), subject to the provisions of this Section 3 and subject to reduction as set forth in
Exhibit 1 to Schedule B hereto. PFPC's
monthly fees under this Contract will be calculated in accordance with Schedule C hereto (together with any other expenses payable by the Funds to PFPC in accordance with Schedule D, the "PFPC Monthly Fees"), subject to the provisions of this Section 3 and subject to adjustment as set forth in Exhibit 1 to Schedule C hereto.

            (a) The Funds agree to pay directly to PFPC the lesser of (i) the WMSS Monthly Fees and (ii) the PFPC Monthly Fees.

            (b) If, for a given month, WMSS Monthly Fees exceed PFPC Monthly Fees, the Funds shall pay to WMSS an amount equal to the excess of (i) the WMSS Monthly Fees over (ii) the PFPC Monthly Fees.

            (c) If, for any given month, the PFPC Monthly Fees exceed the WMSS Monthly Fees, WMSS shall pay to PFPC an amount equal to the excess of (i) the PFPC Monthly Fees over (ii) the WMSS Monthly Fees.

            (d) For the avoidance of doubt, WMSS acknowledges and agrees that it shall not be entitled to any portion of the PFPC Monthly Fees.

      4. PFPC hereby waives, with respect to any periods during which this Contract is in effect, any right to receive from WMSS any fees under the Services Agreement in respect of the services set forth on Schedule A hereto.

      5. Each Company acknowledges and agrees that, for so long as PFPC provides the services set forth in Schedule A hereto in accordance with the performance standards (the "Performance Standards") set forth in Schedule 1 to Exhibit C hereto, including performing at least within all Standard Performance Ranges (as defined therein), WMSS shall have met its obligation to provide or oversee the provision of the services set forth in Schedule A hereto.

      6. WMSS agrees to indemnify and hold the Funds harmless from and against any and all claims, costs, expenses (including attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Funds or for which the Funds may be held liable (a "Claim") arising out of or attributable to any actual or alleged failure of PFPC to provide the services set forth on Schedule A hereto in accordance with the Performance Standards.

      7. WMSS agrees to indemnify and hold PFPC harmless from and against any and all Claims arising out of or attributable to this Contract to the extent that PFPC would not have been responsible for such Claims under the Services Agreement.

      8. Each Fund agrees to pay to each of WMSS and PFPC, as applicable, the other expenses set forth on Schedule D hereto.

      9. Each Fund agrees that all computer programs and procedures developed and/or used by WMSS and PFPC to perform services required under this Contract are the property of

WMSS and PFPC, respectively, and WMSS and PFPC agree that all records and other data of the Funds maintained by WMSS and PFPC, except computer programs and procedures, are the property of the Fund. Each of WMSS and PFPC agrees that it will furnish all such records and other data as may be requested to a Fund immediately upon termination of this Contract for any reason whatsoever.

      10. Each of WMSS and PFPC agrees to treat all records and other information relative to a Fund with utmost confidence and further agrees that all records maintained by it for the Fund shall be open to inspection and audit at reasonable times by the officers, agents or auditors employed by the Fund and that such records shall be preserved and retained by it so long as this Contract shall remain in effect.

      11. Neither PFPC nor WMSS shall be liable for any damage, loss of data, delay or any other loss caused by any such power failure or machine breakdown, except that each shall be liable for actual out-of-pocket costs caused by any such power failure or machine breakdown, and each shall make all reasonable efforts to recover the data in process that is assumed lost during any power failure or machine breakdown.

      12. WMSS will maintain in force through the duration of this Contract a fidelity bond in a face amount not less than $1,000,000 written by a reputable insurance company, covering theft, embezzlement, forgery and other acts of malfeasance by WMSS, its employees, or agents in connection with services performed for a Fund.

      13. This Contract may be terminated without the payment of any penalty by any party upon one hundred eighty (180) days written notice thereof given by any party hereto to the other parties hereto. For avoidance of doubt, termination of this Contract shall not terminate the Services Agreement, provided however, in the event WMSS is entitled to terminate the Services Agreement pursuant to its terms, either WMSS or the Funds shall be entitled to terminate this Agreement with such termination dates to be co-extensive. Upon termination of this Contract, PFPC's right to receive fees under the Services Agreement shall be reinstated, except to the extent the Services Agreement has been terminated pursuant to its terms.

      14. Any notice shall be officially given to a Fund when sent by registered or certified mail by a party to the appropriate address listed in the Fund's current registration statement, provided that each party may notify the others by regular mail of any changed address to which such notices should be sent.

      15. This Contract constitutes the entire agreement between the Funds and each of WMSS and PFPC, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.

      16. Each of WMSS and PFPC shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to prevent it, with respect to the WM Group of Funds, from being used to launder money or finance terrorist activities and to achieve compliance with the Bank Secrecy Act; (b) provide for independent testing, by an employee who is not responsible for the operation of its AML program or by an outside party, for compliance with its established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of its AML program; and (d) provide ongoing training of its personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, each of WMSS and PFPC shall provide to the Fund: (x) a copy of its written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this agreement); (y) at the option of WMSS or PFPC, as applicable, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party do not adversely implicate its satisfaction of its obligations set forth herein; and (z) a summary of the AML training provided for appropriate personnel. Each of WMSS and PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.

      17. (a) A copy of the Declaration of Trust of each Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed by an officer of each Trust on behalf of each Fund, and that the obligations of this Contract shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of any Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

            (b) A copy of the LLC Certificate of Formation of the LLC is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the LLC on behalf of its trustees, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Contract as they relate to each Fund shall be binding upon the assets and properties of that Fund only and shall not be binding upon the assets and properties of any other Fund or series of the LLC or upon any of the trustees, officers, employees, agents or shareholders of a Fund or the LLC individually.

            IN WITNESS WHEREOF, the parties hereto cause this Contract to be executed by their officers designated below as of the date first above-written.

WM TRUST I, on behalf of its series:   WM STRATEGIC ASSET MANAGEMENT
Money Market Fund                      PORTFOLIOS, LLC, on behalf of its series:
Tax-Exempt Money Market Fund           Strategic Growth Portfolio
U.S. Government Securities Fund        Conservative Growth Portfolio
Income Fund                            Balanced Portfolio
High Yield Fund                        Flexible Income Portfolio
Tax-Exempt Bond Fund                   Conservative Balanced Portfolio
Equity Income Fund
Growth & Income Fund
West Coast Equity Fund                 WM VARIABLE TRUST, on behalf of its
Mid Cap Stock Fund                     series:
REIT Fund
Small Cap Value Fund                   Money Market Fund
                                       U.S. Government Securities Fund
WM TRUST II, on behalf of its series:  Income Fund
Short Term Income Fund                  Equity Income Fund
California Money Fund                  Growth & Income Fund
International Growth Fund              West Coast Equity
California Municipal Fund              Mid Cap Stock Fund
California Insured Intermediate        Growth Fund
  Municipal Fund                       Small Cap Growth Fund
Growth Fund                            Small Cap Value Fund
Small Cap Growth Fund                  International Growth Fund

                                       REIT Fund
                                       Strategic Growth Portfolio
                                       Conservative Growth Portfolio
                                       Balanced Portfolio
                                       Flexible Income Portfolio
                                       Conservative Balanced Portfolio

                                         Each by:

                                         _________________________________
                                         William G. Papesh
                                         President

PFPC, INC.                               WM SHAREHOLDER SERVICES, INC.


By: ______________________________       _________________________________
Its: _____________________________       Monte D. Calvin
                                           First Vice President

                                   SCHEDULE A
                SERVICES PROVIDED BY PFPC AND OVERSEEN BY WMSS*

      1. Shareholder Information. PFPC shall maintain on electronic data processing equipment, as applicable, all Shareholder records, including the number of Shares held by each Shareholder of record, name, address, taxpayer identification, whether Shares are held in certificates or uncertificated form, account transaction histories, distribution records, transfer records and over-all control records (including controls associated with computer programs and manual systems necessary to determine a Fund's total Shares outstanding). PFPC shall produce transcripts of Shareholder account activity as required. PFPC shall, on Shareholder request, process all changes and corrections of Shareholder addresses and registrations. PFPC shall, at the request of Fund officers, develop special reports regarding statistical and accounting data pertaining to the Fund

      2. Shareholder Services. PFPC shall receive mail, maintain a voice response unit, provide NSCC support and perform other administrative functions relating to transfer agent work. PFPC shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts, and shall refer any correspondence regarding investment matters to the Fund with sufficient account data to permit the Fund to respond. PFPC shall contact shareholders directly to settle problems and answer questions.

      3. Mailing Communications to Shareholders; Proxy Materials. PFPC will address and mail to Shareholders of the Funds, all reports to Shareholders, dividend and distribution notices and proxy material for the Funds' meetings of Shareholders. In connection with meetings of Shareholders, PFPC will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

      4.    Sales of Shares.

            PFPC shall deposit all monies received in connection with a purchase of Shares into a Fund custody account maintained by the Fund's custodian, set up accounts according to Shareholders' instructions (for new investors only), and issue and mail shareholder confirmations.

            PFPC shall not be required to record as sold any Shares of a Fund where it has received a Written Instruction from WMSS or official notice from any appropriate authority that the sale of the Shares of such Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of PFPC to rely on such Written Instructions or official notice.

            In the event that any check or other order for the payment of money is returned unpaid for any reason, PFPC will endeavor to: (i) give prompt notice of such return to WMSS or its designee; (ii) place a stop transfer order against all Shares recorded as sold in reliance on such check or order; and (iii) take such other actions as PFPC may from time to time deem appropriate.


--------
      * Note: Capitalized terms used in this Schedule A without definition have the meanings given them in the Services Agreement.

      5.    Transfer and Repurchase.

            (a) PFPC shall process all requests to transfer or redeem Shares, and make payments of redemption proceeds, in accordance with the transfer or repurchase procedures set forth in the Funds' Prospectus. PFPC shall obtain all necessary papers and documents to satisfy transfer requirements. PFPC shall issue and mail Shareholder communications in connection with all such transactions.

            (b) PFPC will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary.

            PFPC reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

            When Shares are redeemed, PFPC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the respective Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of such Fund and Shares attributed to individual accounts.

            PFPC shall, upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by PFPC from WMSS

            PFPC shall not process or effect any repurchase with respect to Shares of any Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of such Fund.

      6.    Dividends.

            (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Funds with respect to Shares of such Fund, WMSS shall furnish or cause to be furnished to PFPC Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value. Except as set forth below, PFPC shall on the date of payment for each dividend or distribution, make payment or reinvest in additional shares at net asset value such dividend or distribution, as directed by Shareholders according to the provisions of the Fund's then-current prospectus. PFPC shall advise each Shareholder of the amount of dividends received and the tax status thereof annually.

            On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide PFPC with sufficient cash to make payment to the Shareholders of record as of such payment date.

            If PFPC does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, PFPC will, upon notifying WMSS, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to PFPC.

      7. In addition to and neither in lieu nor in contravention of the services set forth above, PFPC shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of the Services Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in Schedule C to the Contract, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                                   SCHEDULE B
                               WMSS MONTHLY FEES

               Effective from January 1, 2003 to December 1, 2003

                                    Fee Per Account Per Month*
                                 ---------------------------------
                                   Open                    Closed
                                 ---------                --------
      Equity Funds               $19.68/12                $2.03/12
      Fixed Income Funds         $20.21/12                $2.03/12
      Money Market Funds         $25.01/12                $2.03/12


Fees Include:
      -     Shareholder and Broker Servicing
      -     Transaction Processing, Correspondence, and Research
      -     Settlement and Reconciliation
      -     Corporate Actions
      -     Tax Reporting and Compliance
      -     NSCC Support (excluding any fees paid to NSCC)
      -     Management Company and Broker/Dealer Support
      -     Asset Allocation Processing for all distribution channels
      -     50% of NQR fees

Additional charges will be made for out-of-pocket expenses according to Schedule D.

This amount shall be reduced by a $200,000 one-time credit for previous DAZL usage to be applied on the January 2003 invoice for services rendered

* No fee is paid by WM Variable Trust.

                     Effective on and after December 1, 2003

                                    Fee Per Account Per Month*
                                 ---------------------------------
                                   Open                   Closed**
                                 ---------                --------
      Equity Funds               $20.40/12                $2.03/12
      Fixed Income Funds         $21.15/12                $2.03/12
      Money Market Funds         $24.19/12                $2.03/12

Fees Include:

      -     Shareholder and Broker Servicing
      -     Transaction Processing, Correspondence, and Research
      -     Settlement and Reconciliation
      -     Corporate Actions
      -     Tax Reporting and Compliance
      -     NSCC Support (excluding any fees paid to NSCC)
      -     Management Company and Broker/Dealer Support
      -     Asset Allocation Processing for all distribution channels
      -     50% of NQR fees

In addition, WMSS will be paid an annual anti-money laundering services fee, calculated and paid monthly as follows:

            Number of open accounts                     Annual Fee
            -----------------------                     ----------
            1,000,000+                                  $50,000
            500,000-1,000,000                           $35,000
            100,000-499,999                             $26,000
            50,000-99,999                               $13,000
            10,000-49,999                               $6,000
            fewer than 10,000                           $3,000

Additional charges will be made for out-of-pocket expenses according to Schedule
D. The foregoing fees shall be reduced by an amount equal to any Networking Fees (fees paid to reimburse broker-dealers for the out-of-pocket expenses they incur to place Fund information on their client statements, confirmations and tax forms) paid by the Funds.

* No fee is paid by WM Variable Trust.

** Each year, effective on January 1, the closed account fee will increase by a dollar amount per account equal to any corresponding increase in the closed account fees charged by PFPC. This provides WMSS an opportunity to pass through any inflationary increases in PFPC's closed account fees.

                                   SCHEDULE C
                               PFPC MONTHLY FEES*

                        EFFECTIVE AS OF JANUARY 1, 2003

I.    TRANSFER AGENCY FEES:

PER ACCOUNT FEES:

      Open Accounts                      $15.28 per account, per annum
      Closed Accounts                    $  2.03 per account, per annum
      NSCC Level III Accounts            $  8.15 per account, per annum

      Each year, effective on the anniversary date of the Services Agreement, the per account fee will increase by a percentage equal to an amount one percent greater than the Consumer Price Index as reported monthly by Bloomberg Financial Markets and Commodity News in the month preceding the effective date of the increase. This provides PFPC with an opportunity to manage uncontrollable expenses due to inflationary increases.

RETIREMENT ACCOUNT FEES:

      Simple IRA Accounts                $10.00 per account, per annum(1)
      403(b) Accounts                    $10.00 per account, per annum(1)
      Medical Savings Accounts           $10.00 per account, year account is established only

      1     Fee will be waived in the event the value of the Global Account
      (single account number and same registration across all Fund positions) exceeds $10,000 at the time the fee is to be assessed.

SYSTEMS DEVELOPMENT:

      Dedicated Team:                    $275,000 per annum

      The current WMSS Dedicated Team consists of 1.5 programmers, .5 system manager and .5 BSA for a fee of $275,000.00 annually. WMSS may reduce the staffing of the Dedicated Team by 1 programmer upon 90 days prior written notice. In the event WMSS so reduces the staffing of the Dedicated Team the annual rate shall be reduced to $175,000 per annum. Following such reduction in staffing, WMSS may increase the staffing level to the original deployment stated above upon 120 days written notice to PFPC at which point the per annum fee shall revert to the original fee described above..

      WMSS may discontinue deployment of a Dedicated Team at any time upon 90 days written notice to PFPC. In the event of such termination, WMSS shall be responsible for the pro rata share of the stated annual dedicated System Development Team fee.


--------
      * Note: Capitalized terms used in this Schedule C without definition have the meanings given them in the Services Agreement.

      The number of hours worked, projects and status will be reported monthly.

      Non-Dedicated Team:                $100.00 per hour.

TRANSFER AGENCY FEES INCLUDE:

      -     Shareholder and Broker Servicing
      -     Transaction Processing, Correspondence, and Research
      -     Settlement and Reconciliation
      -     Corporate Actions
      -     Tax Reporting and Compliance
      -     NSCC Support
      -     Management Company and Broker/Dealer Support
      -     Asset Allocation Processing for all distribution channels

      NOTE: THE PENALTY OR REWARD INCENTIVE FOR NQR STANDARDS REGARDING CALL
            CENTER AND TRANSACTION PROCESSING PERFORMANCE WILL REMAIN IN EFFECT.

TRANSFER AGENT DATA WAREHOUSE:

      One Time Server and Software Set Up Fee:       $33,000

      One Time Start Up Fee:                         $10,000

II.   ADVANCED OUTPUT SOLUTIONS (PRINT/MAIL)

SAMP AND NON-SAMP CONSOLIDATED AND DUPLEX STATEMENTS: Estimate $400,000 (waived)

      To be completed by Q3 2003

MODIFICATION TO ACCOMMODATE E-NOTIFICATION AND SHAREHOLDER STATEMENT
SUPPRESSION:

                                                      Estimate $38,400 (waived)

                            Exhibit 1 of Schedule C

                             Performance Standards

              Effective Date: April 1, 2002 through March 31, 2003

PFPC's obligation to meet the "Standard Performance Range" for each of the following Performance Standards shall be measured in the aggregate with respect to all Funds.

1.    TRANSACTION PROCESSING

      TRANSACTION PERFORMANCE STANDARDS

Performance will be measured quarterly by National Quality Review ("NQR") based on its then-current standard sampling methodology. Currently, that methodology involves approximately 800 account transactions each quarter. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Accuracy rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

Penalties or rewards will be assessed quarterly based on quarterly performance scores, excluding reclassified items, as provided by NQR.

The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

                         Unacceptable -     Standard Performance     Award Range
 Transaction Type        Penalty Range             Range
Financial Accuracy           <96.6%             96.6% - 98.6%           >98.6%
  Non-Financial
  Accuracy                   <88.1%             88.1% - 95.1%           >95.1%
  Overall Accuracy           <92.6%             92.6% - 96.3%           >96.3%

OTHER TRANSACTION PROCESSING OBLIGATIONS

The following factors will not be part of the award or penalty structure; however, they are obligations of PFPC.

      - Financial Processing Timeliness, as determined quarterly by NQR, will be at least the NQR average. Timeliness is defined as the percent of financial transactions processed the same day that they are received in good order.

      - Non-Financial Adjustments and legal transfers will be completed within three days of receipt.

      - Maintenance (including address changes, account option changes, ROA/LOI) will be completed within 5 days of receipt.

      - Financial Items will receive 100% Quality Control the same day they are processed.

2.    TELEPHONE SERVICE QUALITY

Performance will be measured quarterly by NQR based on its then-current standard sampling methodology. Currently, that methodology is a review of 120 calls per quarter using NQR's 27-point evaluation process. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Call Center rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

      The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

                               Unacceptable -     Standard Performance     Award Range
Transaction Type               Penalty Range             Range
Telephone Service Quality      <2.33                  2.33 - 2.71             >2.71

OTHER SERVICE QUALITY OBLIGATIONS:

These factors will not be part of the award or penalty structure; however, they are obligations of PFPC that PFPC shall not fail to meet for any two months of any rolling four-month period:

      - Call Answer Rate as measured by the PFPC's Call Monitoring System will maintain a monthly standard of at least 98%.

      - Average Speed of Answer as measured by PFPC's Call Monitoring System will be no greater than 20 seconds for each month.

      -     Financial Correspondence will be mailed within two days of receipt.

      - Non-Financial Correspondence will be mailed within four days of receipt.

      -     Correspondence rating, as measured by NQR, will be at least a 3.5.

3.    PRINT MAIL SERVICE STANDARDS

These performance standards are in effect only for those mailings where services are provided by PFPC.

      -     Shareholder redemption checks mailed on day of receipt.

      -     Confirmations mailed within one business day of receipt.

      - Statements mailed within five business days following the end of the reporting period.

      - Commission checks mailed within five business days following the end of the reporting period.

      - Statements available to WMSS on CD ROM 15 business days after each quarter-end.

      -     All IRS tax forms mailed within the regulatory requirements.

4.    PENALTY AND AWARD

           Transaction Processing              Quarterly Payments
         Financial

             Unacceptable - Penalty                 $25,000
                     Standard                          $0
                      Award                         $25,000
         Non Financial

             Unacceptable - Penalty                 $25,000
                    Standard                           $0
                      Award                         $25,000
         Overall

             UNACCEPTABLE - PENALTY                 $25,000
                    Standard                           $0
                      Award                         $25,000
               NQR Best-In-Class*                   $25,000

                   Call Center                 Quarterly Payments
         Overall

             Unacceptable - Penalty                 $25,000
                    Standard                           $0
                      Award                         $25,000
               NQR Best-In-Class*                   $25,000

      * NQR Best-In-Class is WMGF scores matching the highest NQR rating of all firms evaluated during the quarter.

      TOTAL POTENTIAL ANNUAL PENALTIES - $400,000
      TOTAL POTENTIAL ANNUAL AWARDS - $400,000 + $200,000 for NQR Best-In-Class

The parties agree to review all NQR standards annually and update such standards effective as of the beginning of the 2nd quarter of each year to accurately reflect the then current NQR quality ratings.

                            Exhibit 1 of Schedule C

                             Performance Standards

              Effective Date: April 1, 2003 through March 31, 2004


PFPC's obligation to meet the "Standard Performance Range" for each of the following Performance Standards shall be measured in the aggregate with respect to all Funds.

1.    TRANSACTION PROCESSING

      TRANSACTION PERFORMANCE STANDARDS

Performance will be measured quarterly by National Quality Review ("NQR") based on its then-current standard sampling methodology. Currently, that methodology involves approximately 800 account transactions each quarter. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Accuracy rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

Penalties or rewards will be assessed quarterly based on quarterly performance scores, excluding reclassified items, as provided by NQR.

The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. The "Award Range" is further divided in half with a midpoint that falls between the top of the "Standard Performance Range" and the "Best in Class score" as determined each quarter. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

                                             Standard        Award Range -
                        Unacceptable -      Performance        Lower Half           Award Range -
Transaction Type        Penalty Range          Range                                 Upper Half
Financial Accuracy         <97.0%          97.0% - 98.6%     >98.6% - <Midpoint     Midpoint -
                                                                                    Best-In-Class

  Non-Financial            <88.3%          88.3% - 94.6%     >94.6% -<Midpoint      Midpoint -
  Accuracy                                                                          Best-In-Class

  Overall Accuracy         <93.4%          93.4% - 97.1%     >97.1% - <Midpoint     Midpoint -
                                                                                    Best-In-Class

      OTHER TRANSACTION PROCESSING OBLIGATIONS

The following factors will not be part of the award or penalty structure; however, they are obligations of PFPC.

      - Financial Processing Timeliness, as determined quarterly by NQR, will be at least the NQR average. Timeliness is defined as the percent of financial transactions processed the same day that they are received in good order.

      - Non-Financial Adjustments and legal transfers will be completed within three days of receipt.

      - Maintenance (including address changes, account option changes, ROA/LOI) will be completed within 5 days of receipt.

      - Financial Items will receive 100% Quality Control the same day they are processed.

2.    TELEPHONE SERVICE QUALITY

Performance will be measured quarterly by NQR based on its then-current standard sampling methodology. Currently, that methodology is a review of 120 calls per quarter using NQR's 27-point evaluation process. NQR reviews transactions for accuracy, timeliness and completeness. Beginning with the 2001 fourth quarter NQR report, if, for the current quarter, the percentage of the transactions sampled by NQR represented by transactions for which no "exceptions" were noted falls within the "Penalty Range" or "Award Range" (as defined below), the PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data shall be reduced by the applicable penalty, or increased by the applicable award, as shown in Section 4 of this Exhibit 1. The WMSS Monthly Fees for the same period will also be reduced by any applicable penalty, but shall not be increased by any applicable award.

The PFPC Monthly Fees next invoiced by PFPC following receipt of the NQR quarterly data will be increased by an additional award, as shown in Section 4 of this Exhibit 1 under the heading "NQR Best in Class" if the quarterly Overall Call Center rating matches the highest overall NQR rating earned by any firm evaluated by NQR for the quarter to which such data relates.

The "Penalty Range" is any percentage below the standard performance range most recently determined by NQR for the previous calendar year (the "Standard Performance Range"). The "Award Range" is any percentage above the Standard Performance Range. The "Award Range" is further divided in half with a midpoint that falls between the top of the "Standard Performance Range" and the "Best in Class score" as determined each quarter. At present, the Penalty Range, the Standard Performance Range and Award Range are as follows:

                                             Standard        Award Range -
                        Unacceptable -      Performance        Lower Half        Award Range -
Transaction Type        Penalty Range          Range                              Upper Half
Telephone Service
     Quality               <2.48            2.48 - 2.84    >2.84 - <Midpoint     Midpoint -
                                                                                 Best-In-Class

      OTHER SERVICE QUALITY OBLIGATIONS

These factors will not be part of the award or penalty structure; however, they are obligations of PFPC that PFPC shall not fail to meet for any two months of any rolling four-month period:

      - Call Answer Rate as measured by the PFPC's Call Monitoring System will maintain a monthly standard of at least 98%.

      - Average Speed of Answer as measured by PFPC's Call Monitoring System will be no greater than 20 seconds for each month.

      -     Financial Correspondence will be mailed within two days of receipt.

      - Non-Financial Correspondence will be mailed within four days of receipt.

      -     Correspondence rating, as measured by NQR, will be at least a 3.5.

3.    PRINT MAIL SERVICE STANDARDS

These performance standards are in effect only for those mailings where services are provided by PFPC.

      -     Shareholder redemption checks mailed on day of receipt.

      -     Confirmations mailed within one business day of receipt.

      - Statements mailed within five business days following the end of the reporting period.

      - Commission checks mailed within five business days following the end of the reporting period.

      - Statements available to WMSS on CD ROM 15 business days after each quarter-end.

      -     All IRS tax forms mailed within the regulatory requirements.

4.    PENALTY AND AWARD

           Transaction Processing              Quarterly Payments
         Financial
             Unacceptable - Penalty                 $12,500
                     Standard                          $0
               Award - Lower Half                    $6,250
               Award - Upper Half                   $12,500
         Non Financial
             Unacceptable - Penalty                 $12,500
                    Standard                           $0
               Award - Lower Half                    $6,250
               Award - Upper Half                   $12,500
         Overall
             Unacceptable - Penalty                 $25,000
                    Standard                           $0
               Award - Lower Half                   $12,500
               Award - Upper Half                   $25,000
               NQR Best-In-Class*                   $25,000
                   Call Center                 Quarterly Payments
         Overall
             Unacceptable - Penalty                 $50,000
                    Standard                           $0
               Award - Lower Half                   $25,000
               Award - Upper Half                   $50,000
               NQR Best-In-Class*                   $25,000

      * NQR Best-In-Class is WMGF scores matching the highest NQR rating of all firms evaluated during the quarter.

      TOTAL POTENTIAL ANNUAL PENALTIES - $400,000
      TOTAL POTENTIAL ANNUAL AWARDS - $400,000 + $200,000 for NQR Best-In-Class

The parties agree to review all NQR standards annually and update such standards effective as of the beginning of the 2nd quarter of each year to accurately reflect the then current NQR quality ratings.

                                   SCHEDULE D
                                 OTHER EXPENSES

WMSS Other Expenses:

      The Funds shall reimburse WMSS monthly for 50% of NQR fees and such other miscellaneous out-of pocket expenses reasonably incurred by WMSS in performing its duties and responsibilities under this Agreement as may from time to time be approved by the Operations/Distribution Committee of the Funds.

Networking Fees:

      The Funds shall pay directly to the relevant broker-dealers any Networking Fees (fees paid to reimburse such broker-dealers for the out-of-pocket expenses they incur to place Fund information on their client statements, confirmations and tax forms) approved by WMSS. (As noted in Schedule B, effective October 1, 2003, the fees otherwise payable to WMSS under this agreement are reduced by the amount of any Networking Fees paid by the Funds.) PFPC Other Expenses:

      The Funds shall reimburse PFPC monthly for reasonable out-of-pocket expenses, including, but not limited to: telephone lines, NSCC charges, forms, envelopes, postage, overnight delivery, mailgrams, hardware/phone lines for transmissions, microfilm/microfiche, magnetic media, tapes and freight, document imaging, banking fees, exchange fees, proxies, record retention, b/c notices, consolidated statements, account transcripts, audio response, ad hoc reports/labels/user tapes, conversion expenses, development/programming costs, travel expenses, lost certificate bonding, overnight delivery as requested by a shareholder and expenses incurred at the direction of the Fund.

      The Funds shall not be separately charged for IRA/Keogh processing, requests for account transcripts, or exchanges between Funds.

VARIABLE ANNUITY FEES:

      $1,000 per month, per portfolio for the first six variable annuity portfolios
      $ 500 per month, per portfolio for each additional variable annuity portfolio

ANTI-MONEY LAUNDERING FEES:

      The Funds will pay PFPC an annual anti-money laundering services fee, calculated and paid monthly as follows:

      Number of open accounts                     Annual Fee
      1,000,000+                                    $50,000
      500,000-1,000,000                             $35,000
      100,000-499,999                               $26,000
      50,000-99,999                                 $13,000
      10,000-49,999                                 $ 6,000
      Fewer than 10,000                             $ 3,000

The anti-money laundering services fee for any period of less than one year shall be prorated according to the proportion that such period bears to the full annual period.

VALUE ADDED TRANSFER AGENCY SERVICES:

-     DAZL Pricing:

      Monthly Usage Fee      $1,000.00
      Transmission Charge    $.03 per record (Price record transmission cost is
                             $.015 per record.)
      Annual Cap             $50,000 per year

-     Cost Basis Accounting Pricing:

      NT3 Accounts:          $0.15 per account/per year
      Conversion:            $7,500.00
                             Covers cost of converting eligible NT3 Accounts
                             with an open date of 1/1/00 forward

VOICE RESPONSE UNIT (VRU):

      $.29 per minute maintenance charge

TRANSFER AGENT DATA WAREHOUSE:

      Monthly Fee:                                                $3,000

PRINTING / PROCESSING:

      Simplex black and white laser printing                      $0.08
      Duplex black and white laser printing                       $0.08 per side
      Per image check printing                                    $0.10

INSERTING (DAILY MINIMUMS APPLY):

      Confirms Machine inserting per page (includes BRE or CRE)   $42/K - $50.00 min
      Confirms Hands inserting per page (includes BRE or CRE)     $71/K  - $75.00 min
      Statements Machine inserting per page (includes BRE or CRE) $52/K - $75.00 min
      Statements Hands inserting per page (includes BRE or CRE)   $78/K - $75.00 min
      Checks Machine inserting per page (includes BRE or CRE)     $52/K - $75.00 min
      Checks Hands inserting per page (includes BRE or CRE)       $78/K - $100.00 min
      Periodic Checks Hands                                       $78/K - $100.00 min
      Periodic Checks Machine                                     $52/K - $100.00 min
      Additional inserts Hand                                     $0.08
      Additional Inserts Machine                                  $0.01
      Intelligent Inserting Hand                                  $125/K
      Intelligent Inserting Machine                               $58/K
      Per piece mail preparation / presort fee                    $0.035
      Workorder administration fee                                $7.00
      Manual pulls                                                $2.50

SHIPPING / INVENTORY:

      Non-USPS courier support / package                          $4.50
      Inventory receipts / S.K.U.                                 $20.00
      Inventory storage / location / month - per skid             $20.00
      Inventory Dump/Destruct Charge                              $20.00
      Courier Charge                                              $15.00

SPECIAL MAILING:

      Workorder Administration fee                                $15.00
      Creation of Admark Tape                                     $135.00
      ZIP+4 Data Enhancement                                      $10/K - $125.00 min
      Programming/Data Manipulation                               $80/Hour
      Combo Charge                                                $6/K - $75.00 min
      Admark & Machine insert #10 or 6x9 (includes 1 piece)       $62/K - $125.00 min
      Admark & Machine insert 9x12 (includes 1 piece)             $100/K - $125.00 min
      Additional Machine insert #10 or 6x9                        $2.50/K
      Additional Machine insert 9x12                              $5/K
      Additional Hand insert #10, 6x9 & 9x12                      $0.08
      Admark Only #10, 6x9 or 9x12                                $38/K - $75.00 min
      Hand Sort                                                   $25/K
      Print, Affix & Insert Pressure Sensitive labels             $0.32 - $75.00 min
      Print Labels only                                           $0.10
      Affix Labels only                                           $0.10
      Legal Mail Drop                                             $150.00 per job
      Create Mailing List                                         $.40 per rec-$75 min
      Copy of 3602 or 3606 per Mailing                            $3.00

MISCELLANEOUS FEES:

      Message                                                     $20.00 each
      Folding - Machines                                          $18/K
      Folding - Hands                                             $0.12 each
      Cutting                                                     $10/K
      Shipping Boxes                                              $0.85
      Oversized Envelopes                                         $0.45
      Faxes                                                       $3.00 per fax
      Special Projects Hourly Work                                $24.00

E-DELIVERY/DIGITAL:

      Image Processing/Storage
            HTML Metacode Data Streams                  $ 0.08 per Image
            PDF Metacode or AFP Data Streams            $ 0.05 per Image

            PDF Storage on Alchemy Server               $ 0.01 per Image
            Line Data (non-Metacode)                    $ 0.015 per
            Data Delivery (FTP, Tapes)                  No Charge
            Courier Services                            $ 40.00 per Trip
            Freight                                     @ cost + 15% Service Fee

      E-Delivery Services

            Portal Click Fees (access into portal)      $ 0.10 per
            Statement Retrieval Fee                     $ 0.10 per
            Scheduled E-Notification Event Fee          $ 5000.00 per Event (.25/email $5k min)
                  (Stmt, AR or SAR, etc.)
            Non-Scheduled E-Notification Event Fee      $ 1000.00 per Event (.25/email $1k min)
                  ("Blasts", newsletters)
            E-Mail Notifications                        $ 0.25 per E-Mail
            Handling / Processing of Rejected E-Mails
            Portal Click Fees (consent clicks)          $0.50 per
            Portal Click Fees                           $1.00 per
                  (maintenance of address/suppression options, etc)
      CD ROM Digital Services
            Creation of Original CD ROM                 $ 225.00 each
            Creation of Duplicate CD ROM                $ 175.00 each

PROGRAMMING EXPENSES:

      Systems Testing                                   $100/Hour
      Forms Development/Programming                     $100/Hour

TAX FORM OUTPUT PROCESSING:

      Print & Process                                   $0.42
      Workorder Administration Fee                      $15.00
      Minimum Processing/Job                            $75.00
      Dupe Tax Forms                                    $0.50 Each -$15Min
      Intelligent Inserting                             $0.045
      Additional Machine insert                         $0.01
      Additional Hands insert                           $0.07
      Affidavit Charge                                  $3.50 Each